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                                                                    EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report dated January 31, 1997 included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (No. 33-94256) of the Rock Bottom Restaurants, Inc. Non-Employee Directors' Stock Option Plan dated June 3, 1994 and Rock Bottom Restaurants, Inc. Equity Incentive Plan dated June 3, 1994.

                                        /s/ ARTHUR ANDERSEN LLP



Denver, Colorado,
   March 25, 1997.